Exhibit 8.1

Subsidiaries:

Fine Brand Limited, a British Virgin Islands company

500wan HK Limited, a Hong Kong company

500.com USA Corporation, a U.S. company

E-Sun Sky Computer (Shenzhen) Co., Ltd., a PRC company

Shenzhen Guangyi Network Technology Co., Ltd., a PRC company

Consolidated Affiliated Entities:

Shenzhen E-Sun Network Co., Ltd., a PRC company

Shenzhen E-Sun Sky Network Technology Co., Ltd., a PRC company

Shenzhen Youlanguang Technology Co., Ltd., a PRC company

Shenzhen Guangtiandi Technology Co., Ltd., a PRC company

Shenzhen Tongfu Technology Co., Ltd., a PRC company

Shenzhen Wubai Zhifu Co., Ltd, a PRC company

Lhasa Yicai Network Technology Co., Ltd., a PRC company

Shenzhen Yicai Network Technology Co., Ltd., a PRC company

Shenzhen Fenggu Network Technology Co., Ltd., a PRC company

Beijing Baifengrun Science and Technology Co., Ltd., a PRC company

Zhejiang Shangmeng Technology Co., Ltd., a PRC company

Shangmeng Business Services Co., Ltd., a PRC company

Hangzhou Laiqi Information Technology Co., Ltd., a PRC company